As filed with the Securities and Exchange Commission on August 6, 2010
 Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

(Exact name of registrant as specified in its charter)
__________________

Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)
__________________

2003 STOCK INCENTIVE PLAN
(Full title of the plan)
__________________

Jerrold J. Pellizzon, Chief Financial Officer
Ceradyne, Inc.
3169 Red Hill Avenue, Costa Mesa, California 92626
(Name and address of agent for service)

(714) 549-0421
(Telephone number, including area code, of agent for service)

Copy to:

Robert E. Rich, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000
__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐   Accelerated filer ☑   Non-accelerated filer ☐   Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock ($.01 par value)	750,000	$23.68	$17,760,000	$1,266.29

(1)
As permitted by General Instruction E to Form S-8 under the Securities Act of 1933, this Registration Statement also relates to an aggregate of 1,125,000 shares of Registrant’s Common Stock previously registered pursuant to Registration Statements on Form S-8 (Registration No. 333-125308).  The contents of such earlier Registration Statement are incorporated herein by this reference.

(2)
Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), using the average of the high and low prices per share of Registrant’s Common Stock as reported on the Nasdaq Stock Market on August 2, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428(b) under the Securities Act, the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the Ceradyne, Inc. 2003 Stock Incentive Plan (the “2003 Plan”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (in each case, SEC File No. 000-13059) are incorporated herein by reference:

(a)           Our Annual Report on Form 10-K for the year ended December 31, 2009.

(b)           All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)           The description of our common stock which is contained in our registration statement on Form 8-B filed under the Exchange Act on June 8, 1987, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.  For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

(a)           As permitted by the Delaware General Corporation Law, our certificate of incorporation eliminates the liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

(b)           Our bylaws provide that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was our director or officer against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

(c)           Our bylaws also give us the ability to enter into indemnification agreements with each of our directors and officers.  We have entered into indemnification agreements with each of our directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

(d)           We maintain liability insurance for our directors and officers.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

4.1
Ceradyne, Inc. 2003 Stock Incentive Plan, as amended and restated as of March 23, 2010 (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2010).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 5th day of August, 2010.

      CERADYNE, INC.

By:           /s/  Joel P. Moskowitz
                                Joel P. Moskowitz, Chairman of the Board,
                       President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Ceradyne, Inc., do hereby constitute and appoint Joel P. Moskowitz and Jerrold J. Pellizzon, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joel P. Moskowitz Joel P. Moskowitz	Chairman of the Board, Chief Executive Officer, President and Director (principal executive officer)	August 5, 2010
/s/ jerrold j. pellizzon Jerrold J. Pellizzon	Chief Financial Officer (principal financial and accounting officer)	August 5, 2010
/s/ Richard A. Alliegro Richard A. Alliegro	Director	August 5, 2010
/s/ Frank Edelstein Frank Edelstein	Director	August 5, 2010
/s/ Richard A. Kertson Richard A. Kertson	Director	August 5, 2010
/s/ William C. LaCourse William C. LaCourse	Director	August 5, 2010
/s/ Milton L. Lohr Milton L. Lohr	Director	August 5, 2010

EXHIBIT INDEX

Exhibit Number                                                                Description

4.1
Ceradyne, Inc. 2003 Stock Incentive Plan, as amended and restated as of March 23, 2010 (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2010).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page to this Registration Statement).